UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 23, 2013

USA Mobility, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32358	16-1694797
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6850 Versar Center, Suite 420, Springfield, Virginia		22151
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 611-8488

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 23, 2013, USA Mobility, Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”). There were 21,644,658 shares of common stock eligible to vote, of which 19,129,507 shares were represented in person or by proxy at the Annual Meeting. The purpose of the Annual Meeting was to elect seven directors; to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013; and to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers (“NEOs”). No other business was transacted.

Nominees for election to the Board of Directors were approved by a plurality of the votes properly cast by holders of the common stock present in person or by proxy at the Annual Meeting, each share being entitled to one vote. Shares withheld from voting on the election of directors, including broker non-votes, had no effect on the outcome of the election of directors. Seven directors were elected to hold office until the next Annual Meeting and until their respective successors have been elected or appointed.

The results of the election of the directors; the ratification of the appointment of Grant Thornton LLP; and the approval, on an advisory basis, on the compensation of the Company’s NEOs; were as follows:

	Shares of Common Stock Voted
Election of Directors:	In Favor	Against	Withheld	Broker Non-Votes
N. Blair Butterfield	16,743,019	—	241,906	2,144,582
Nicholas A Gallopo	12,406,860	—	4,578,065	2,144,582
Vincent D. Kelly	16,794,355	—	190,570	2,144,582
Brian O'Reilly	16,784,660	—	200,265	2,144,582
Matthew Oristano	12,500,453	—	4,484,472	2,144,582
Samme L. Thompson	12,498,479	—	4,486,446	2,144,582
Royce Yudkoff	16,783,245	—	201,680	2,144,582

Ratification of Appointment of:	In Favor	Against	Abstained	Broker Non-Votes
Grant Thornton LLP	18,947,889	98,224	83,394	—

Advisory vote on the approval of:	In Favor	Against	Abstained	Broker Non-Votes
Executive compensation	16,445,109	194,653	345,163	2,144,582

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA Mobility, Inc.

July 24, 2013	By:	/s/ Shawn E. Endsley
Name: Shawn E. Endsley
Title: Chief Financial Officer